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                                         SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549

                                                 ------------------
                                            AMENDMENT NO. 2 TO FORM S-4
                                               REGISTRATION STATEMENT
                                                       Under
                                             THE SECURITIES ACT OF 1933

                                           CALIFORNIA WATER SERVICE GROUP
                               ------------------------------------------------------
                               (Exact name of registrant as specified in its charter)


               Delaware                                  4941                             77-0448994
----------------------------------          ----------------------------               -------------------
    (State or other jurisdiction            (Primary Standard Industrial                (I.R.S. Employer
 of incorporation or organization)           Classification Code Number)               Identification No.)


                      1720 North First Street, San Jose, California 95112-4598 (408) 367-8200
                      -----------------------------------------------------------------------
                                (Address, including ZIP code, and telephone number,
                         including area code, of registrant's principal executive offices)


                                                  Peter C. Nelson
                                           California Water Service Group
                                              1720 North First Street
                                              San Jose, CA 95112-4598
                                                  (408) 367-8200
                      -----------------------------------------------------------------------

                             (Name, address, including ZIP code, and telephone number,
                                     including area code, of agent for service)

                                            ----------------------------
                                            Copies of communications to:

                    Stanley S. Taylor, III                                      David Ebershoff
            Nossaman, Guthner, Knox & Elliott, LLP                       Fulbright & Jaworski, L.L.P.
               50 California Street, 34th Floor                      865 South Figueroa Street 29th Floor
                    San Francisco, CA 94111                                  Los Angeles, CA 90017
                         415-398-3600                                            213-892-9200

Approximate date of commencement of proposed sale of the securities to the public:  May 25, 2000

If the  securities  being  registered on this Form are being offered in connection  with the formation of a holding
company and there is compliance with General Instruction G, check the following box. |_|

If this  Form is filed to  register  additional  securities  for an  offering  pursuant  to Rule  462(b)  under the
Securities Act, check the following box and list the Securities Act  registration  statement  number of the earlier
effective registration statement for the same offering. |_|

If this Form is a  post-effective  amendment  filed  pursuant to Rule 462(d) under the  Securities  Act,  check the following box and list the Securities  Act  registration  statement  number of the earlier  effective  registration
statement for the same offering. |_|

                                          CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------

                                                               Proposed          Proposed
                                          Amount               Maximum           Maximum
     Title of each Class of               to be             Offering Price      Aggregate          Amount of
   Securities to be Registered        Registered (1)           Per Share      Offering Price    Registration Fee
   ---------------------------        --------------        --------------    --------------    ----------------

 Common Stock, no par value (3)      2,210,254 Shares       Not applicable    Not applicable     $13,163.53 (2)
-------------------------------------------------------------------------------------------------------------------

(1)  The number of California Water Service Group common shares, no par value ("CWSG Common Stock"),  registered is based upon the number of shares of Dominguez  Services  Corporation  common  stock,  one dollar ($1) par value
     ("DSC Common Stock")  converted into shares of CWSG Common Stock on May 25, 2000 pursuant to the Agreement and
     Plan of Reorganization between California Water Service Group,  California Water Service Company and Dominguez
     Services  Corporation  dated as of November 13, 1998,  as amended by Amendment No. 1 dated March 22, 1999 (the
     "Amended Merger Agreement").

(2)  Previously paid.

(3)  Associated  with and  attached to the common  stock are  preferred  stock  purchase  rights  which will not be exercisable or evidenced separately from the common stock prior to the occurrence of certain events.


The  registrant  hereby amends this  registration  statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter  become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission,  acting pursuant to Section 8(a), may determine.

===================================================================================================================
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

                         CALIFORNIA WATER SERVICE GROUP
                               AMENDMENT NO. 2 TO
                       REGISTRATION STATEMENT ON FORM S-4


         This Post-Effective Amendment No. 2 (this "Amendment") to that certain Registration Statement on Form S-4 as amended by Amendment No. 1 (File No. 333-71367, the "Registration Statement") is being filed under the Securities Act of 1933, as amended (the "Securities Act") by California Water Service Group, a Delaware corporation (the "Company") for the purpose of removing 189,746 shares of the Company's common shares from registration under the Resistration Statement, as amended. The number of shares registered under the Registration Statement, as amended, was 2,400,000.

         A total of 2,210,254 shares of the Company's common stock, $0.01 par value ("CWSG Common Stock"), were registered and issued based upon the number of shares of Dominguez Services Corporation common stock, one dollar ($1) par value ("DSC Common Stock") actually converted into shares of CWSG Common Stock on the day of Closing, May 25, 2000, pursuant to the Agreement and Plan of Reorganization between California Water Service Group, California Water Service Company and Dominguez Services Corporation dated as of November 13, 1998, as
amended  by  Amendment  No.  1  dated  March  22,  1999  (the  "Amended   Merger
Agreement").

         Under the terms of the Amended Merger Agreement, the Company agreed to exchange between 1.25 and 1.49 shares of CWSG Common Stock for each share of DSC Common Stock based upon the average closing price per share of CWSG Common Stock for twenty consecutive trading days prior to the fifth trading day before the Closing. The final exchange ratio was 1.38 shares of CWSG Common Stock for each share of DSC Common Stock. The number of shares registered is 2,210,254. The total number of shares of DSC Common Stock converted to CWSG Common Stock was 1,601,679 which represents the number of shares of DSC Common Stock outstanding on May 25, 2000. Fractional interests in the shares of DSC Common Stock were paid in cash.

         The Company expressly adopts and ratifies the Registration Statement, as amended, for all purposes of the Securities Act and the Exchange Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on September 20, 2000.

                                  CALIFORNIA WATER SERVICE GROUP


                                  By:
                                           Peter C. Nelson
                                           President and Chief Executive Officer
                                           and Director


                                POWER OF ATTORNEY

         We the undersigned  officers and directors of California  Water Service
Group,  hereby  severally  constitute  and appoint Peter C. Nelson and Gerald F.
Feeney, and each of them singly, our true and lawful attorneys and agents,  with the full power of substitution to them, and each of them singly,  to sign for us and in our names in the capacities indicated below, the Post-Effective Amendment
No. 2 to Registration  Statement on Form S-4 filed herewith and any and all post effective  amendments to said Registration  Statement for the same offering that may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all such things in our names and on our behalf in our capacities as officers and  directors to enable  California  Water  Service Group to comply with the provisions of the Securities  Act of 1933 and all  requirements  of the
Securities  and  Exchange  Commission,   hereby  ratifying  and  confirming  our
signatures  as they may be signed by our said  attorneys or any of them, to said
Registration Statements and any and all amendments thereto.
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         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this
Post-Effective  Amendment No. 2 to  Registration  Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
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                   SIGNATURE                                     TITLE                              DATE
                   ---------                                     -----                              ----
/s/ Peter C. Nelson                              President and Chief Executive               September 20, 2000
----------------------------------------         Officer (Principal Executive
Peter C. Nelson                                  Officer) and Director

/s/ Gerald F. Feeney                             Vice President, Chief Financial             September 20, 2000
----------------------------------------         Officer and Treasurer (Principal
Gerald F. Feeney                                 Financial Officer)

/s/ Robert W. Foy                                Chairman of the Board of Directors          September 20, 2000
----------------------------------------
Robert W. Foy

/s/ Edward D. Harris, Jr., M.D.                  Director                                    September 20, 2000
----------------------------------------
Edward D. Harris, Jr., M.D.


                                                        -2-


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/s/ Robert K. Jaedicke                           Director                                    September 20, 2000
----------------------------------------
Robert K. Jaedicke

/s/ Richard P. Magnuson                          Director                                    September 20, 2000
----------------------------------------
Richard P. Magnuson

/s/ Linda R. Meier                               Director                                    September 20, 2000
----------------------------------------
Linda R. Meier

/s/ C. H. Stump                                  Director                                    September 20, 2000
----------------------------------------
C. H. Stump

/s/ George A. Vera                               Director                                    September 20, 2000
----------------------------------------
George A. Vera
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